Exhibit 99.1

First Communications, Inc. to Access U.S. Public Markets Through Merger with
Renaissance Acquisition Corp.

Transaction Represents Key Strategic Initiative in First Communications' Expansion of
CLEC and Wireless Tower Business

AKRON, OH, September 15, 2008-- First Communications, Inc. (AIM: FCOM)  ("First Communications") and Renaissance Acquisition Corp. (AMEX: RAK) (“Renaissance”) announced today that they have signed a definitive merger agreement (the “Merger Agreement”) through which First Communications intends to access the U.S. public markets.  First Communications is a leading Midwest competitive local exchange carrier and owner of wireless telecommunications towers.

The transaction, pursuant to which First Communications common stockholders will receive as consideration shares of Renaissance common stock, has been approved by both companies’ boards of directors and by the stockholders of First Communications. At the current Renaissance share price , the initial consideration for the First Communications shares reflects an enterprise value of approximately $249 million which does not reflect the potential release to First Communications common stockholders of additional Renaissance shares upon achievement of specific milestones.

Effects of the Merger on First Communications Common Stockholders

Under the terms of the transaction, First Communications stockholders (including holders of T1 warrants who have agreed to a cashless exercise of their warrants contingent upon the consummation of the merger) will receive, in aggregate, 18.46 million shares of Renaissance common stock (0.57361 shares of Renaissance common stock for each share of First Communications common stock), representing total consideration of $107.1 million based on Renaissance’s closing stock price on September 12, 2008.  In addition, the First Communications stockholders will have the opportunity to receive an additional 9.95 million shares of Renaissance common stock if the combined company achieves $50 million of annualized adjusted EBITDA during any fiscal quarter before June 30, 2011, and an additional 8.5 million shares if the closing share price exceeds $8.50 for 20 out of 30 trading days prior to January 28, 2011.

Effects of the Merger on First Communications Preferred Stockholders

Pursuant to the Merger Agreement, and in accordance with the First Communications certificate of incorporation, holders of First Communications preferred stock will receive at closing , in aggregate, approximately $15 million in cash and an accrued dividend of 12% per annum, pro rated and calculated from September 28, 2008.

Effects of the Merger on First Communications Warrantholders

Pursuant to the Merger Agreement, holders of the T2 and T3 warrants of First Communications have the right to exchange their warrants for warrants to purchase shares of Renaissance common stock.  Holders of such outstanding warrants immediately prior to closing of the transaction who agree to exchange their warrants, will receive for each warrant to purchase a share of First Communications common stock they hold , a warrant to purchase .25 of a share of Renaissance common stock with an exercise price of $9.00 per share, and an expiration date of January 28, 2011, up to an aggregate of 2.5 million warrants, and if the closing share price of Renaissance exceeds $8.50 for 20 out of 30 trading days prior to January 28, 2011, they will also receive 1/10th of a share of Renaissance common stock, up to an aggregate of 1.0 million shares. Warrants held by holders who do not elect to exchange their warrants will remain outstanding and become exercisable into the merger consideration in accordance with their terms. As of the date of this press release, holders of 9.84 million of the aggregate 10 million T2 and T3 warrants have agreed to the exchange.

The Combined Company

The combined company will be named First Communications, Inc.  Upon closing, the stockholders of Renaissance will own approximately 59.2 percent and current First Communications equity holders will own approximately 40.8 percent of the surviving company’s shares on a fully diluted basis ( at Renaissance’s current share price using the treasury stock method to calculate the fully diluted shares outstanding and excluding shares held in escrow that may be released upon the achievement of the milestones described above) ..  In addition, the company’s estimated pro forma combined balance sheet will include First Communications’ $125.6 million of pro forma net debt (for the closing of the Globalcom acquisition) which is intended to be assumed by the combined entity.  Estimated cash and equivalents at the time of closing will be $85 million leaving a total of $40.6 million of net debt on the estimated pro forma company’s combined balance sheet.

Upon consummation of the acquisition, Theodore V. Boyd, current Chairman of the Board of First Communications, will become Chairman of the Board of the combined company.  All current management of First Communications is expected to remain in place and to continue to operate the combined company.  Senior management includes Ray Hexamer, President and Chief Executive Officer; Joseph Morris, Chief Operating Officer and Chief Financial Officer; and Rick Buyens, President. Barry W. Florescue, Chairman and CEO of Renaissance and Rick Bloom, President and COO of Renaissance, will join the Board of Directors of the combined company.

"This transaction is an important step in building First Communications' competitive position, affording us the opportunity to increase brand awareness, expand in adjacent markets and aggressively take advantage of the growth opportunities within our wireless tower and fiber business," said Ray Hexamer, CEO of First Communications. "Accessing the public markets in North America through Renaissance allows First Communications to take full advantage of our highly scalable infrastructure as well as our successful track record of growth through acquisition to expand our business lines. It will provide us with a publicly traded equity currency in our local market with which to pursue our acquisitive growth strategies at a time where potential targets are at attractive valuations."

"First Communications has demonstrated a strong ability to grow organically and through integrating highly accretive acquisitions.  They have built a leadership position with an experienced team of highly-regarded executives and a history of strong and sustained operating performance," said Barry W. Florescue, Chairman and CEO of Renaissance. "First Communications' highly scalable telecommunications platform represents an excellent investment opportunity for our stockholders. We look forward to working with the management team of First Communications as they continue to grow the company's business organically, expand through acquisitions and capitalize on their new wireless tower assets.”

Acquisition of Gobalcom

On July 21, 2008, First Communications announced that it had signed a definitive agreement to acquire Chicago-based Globalcom, which offers a complete portfolio of voice and data services for business customers, for a total cash consideration of $58.5 million. Globalcom provides services to small and medium sized businesses in the Chicago market over its network of over 180 fiber route miles currently deployed in downtown Chicago and an additional 2,300 fiber route miles expected to be deployed during 2008 and 2009 in the suburban Chicago market.  This transaction is expected to close in October 2008 following receipt of applicable regulatory approvals.

"From a strategic point of view, Globalcom is an ideal acquisition for us as it operates in an attractive geographic region,” said Mr. Hexamer. “It also allows us to strengthen our footprint in the Midwest and it ties the Chicago to New York to Washington, DC core network footprint. Globalcom has just over 6,000 customers, and with a market opportunity of over 58,000 customers, the growth prospects for First Communications are very encouraging. Now, with our combination with Renaissance, we believe our growth prospects are even greater."

Summary of Stockholder Approvals Received

The First Communications stockholders have approved the transaction pursuant to written consent, representing in excess of the requisite majority required to approve the Merger Agreement.  The transaction is subject to approval by Renaissance stockholders and to the condition that fewer than 20% of Renaissance stockholders exercise their rights to convert their Renaissance shares to cash, pursuant to the rights available to them in connection with any business combination.  Renaissance will prepare a registration statement and proxy statement for filing with the SEC and will hold a meeting of stockholders to approve the merger after the SEC declares the registration statement effective.

Conditions to Closing

In addition to approval by Renaissance stockholders and the condition that fewer than 20% of Renaissance stockholders exercise their conversion rights, the transaction is also subject to customary regulatory approvals, including FCC and state PUC approvals, approval under the Hart-Scott Rodino Antitrust Improvements Act, consent of lender in connection with First Communications' credit agreement, the closing of First Communications’ acquisition of Globalcom, and other customary closing conditions, including no material adverse effect (as defined in the merger agreement) on either First Communications or Renaissance.  The transaction is expected to close in December 2008.

Cancellation of Admission to AIM

The combined company intends to seek listing on the Nasdaq Global Market effective upon the closing ..  As such the board of directors of First Communications (the "Board") does not see an advantage in maintaining the existing First Communications admission to AIM.  There has been very little liquidity in First Communications' shares since its admission to AIM and the Board does not believe that the ongoing costs and regulatory requirements of a quotation on AIM can continue to be justified if the combined company's stock is traded on the Nasdaq Global Market ..  The Board therefore intends to call a stockholder meeting of First Communications' stockholders to approve the cancellation of First Communications' admission to AIM in accordance with Rule 41 of the AIM Rules and First Communications' certificate of incorporation.  The Board intends that the cancellation take effect on or about the closing of the merger with Renaissance.  Under the AIM Rules, the cancellation can only be effected following the expiration of a period of at least 20 business days from the date on which notice of the proposed cancellation is given to the London Stock Exchange.  In addition, a period of at least five business days following stockholder approval of the cancellation is required before the cancellation can take effect.  Further details and a proposed timetable for the cancellation will be contained in the circular to First Communications' stockholders which will be distributed to convene the stockholder meeting to approve the cancellation, once the Renaissance SEC filing process is materially advanced.

Conference Call

First Communications and Renaissance will hold a conference call to discuss the proposed transaction.  Dial-in information will be forthcoming.

Jefferies & Company, Inc. is serving as financial advisor to Renaissance.  Bingham McCutchen LLP is serving as legal counsel to First Communications and Dechert LLP is serving as legal counsel to Renaissance.

About Renaissance

Renaissance is a “blank check” company formed to acquire, through a merger, capital stock exchange, asset acquisition, reorganization or similar business combination, one or more businesses, which it believes has significant growth potential.  In 2007, Renaissance through its initial public offering raised, net of fees and expenses, approximately $107 million which included $2.1 million in a private placement of warrants that were deposited into a trust account.  Renaissance has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

About First Communications

First Communications is a leading competitive local exchange carrier in the Midwestern United States.  Founded in 1998, First Communications has built a highly scalable telecommunications platform, infrastructure and support system, which represents a combination of world-class technology, and cutting-edge product offerings. First Communications has over 214,000 customers, owns 3,500 miles of fiber and owns and manages 327 wireless towers leased to 420 tenants, with contractual rights and significant opportunity to increase the number of towers.  First Communications is led by a strong management team that has operated telecom companies throughout all cycles of the telecommunications market.

Additional Information

Renaissance intends to file with the SEC a registration statement, which will contain a prospectus relating to the securities Renaissance intends to issue in the acquisition, and a preliminary proxy statement in connection with the proposed acquisition and to mail a definitive proxy statement and other relevant documents to Renaissance stockholders. Stockholders of Renaissance and other interested persons are advised to read, when available, Renaissance’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Renaissance’s solicitation of proxies for the special meeting to be held to approve the acquisition because these proxy statements will contain important information about First Communications, Renaissance and the proposed acquisition. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC's Internet site at http://www.sec.gov or by directing a request to: Renaissance Acquisition Corp., 50 East Sample Road, Suite 400, Pompano Beach, FL 33064, telephone (954) 784-3031.  The proxy statements or applicable parts of such statements may also be notified to the public in accordance with the AIM Rules.

Renaissance and its directors and officers may be deemed participants in the solicitation of proxies from Renaissance’ stockholders. A list of the names of those directors and officers and descriptions of their interests in Renaissance is contained in Renaissance’s prospectus dated January 29, 2007, which is filed with the SEC, and will also be contained in Renaissance’s proxy statement when it becomes available. Renaissance’s stockholders may obtain additional information about the interests of Renaissance directors and officers in the acquisition by reading Renaissance’s proxy statement when it becomes available

Forward-looking Statements

This press release contains statements relating to future results of First Communications and Renaissance (including certain projections and business trends, and statements which may be identified by the use of the words “may”, “intend”, “expect” and like words) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. For First Communications, these risks and uncertainties include, but are not limited to its ability to successfully consummate the acquisition of Globalcom, to integrate the Globalcom business and to realize the expected synergies and benefits of the transaction; First Communications’ ability to remain competitive in its business; its ability to maintain its relationships with local exchange carriers and with its customers; its ability to remain competitive with respect to both its services and its prices, in particular, in a consolidating industry; First Communications’ ability to service its debt and to raise capital if necessary; system disruptions; the ability to retain management and key personnel, and others. For Renaissance, factors include, but are not limited to: the successful combination of Renaissance with First Communications' business, the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals and to successfully close the transaction.  Additional information on these and other factors that may cause actual results and Renaissance’s performance to differ materially is included in the Renaissance’s periodic reports filed with the SEC, including but not limited to Renaissance’s Form 10-K for the year ended December 31, 2007 and subsequent Form 10-Q. Copies may be obtained by contacting Renaissance or the SEC. Renaissance and First Communications caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Renaissance and First Communications do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstance on which any such statement is based, except as required by law.

For further information:

First Communications, Inc.
Joe Morris	Tel: (330) 835-2472
Renaissance Acquisition Corp.
Rick Bloom	Tel: (818) 995-7171

Financial Dynamics
Harriet Keen / Haya Chelhot	Tel: +44 (207) 831-3113
Sherrie Weldon	Tel: (212) 850-5658

Collins Stewart Europe Limited - Nominated Adviser and Broker
Seema Paterson / Stewart Wallace	Tel: +44 (207) 523-8350